UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 2, 2009 (October 30, 2009)

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On October 30, 2009, Comstock Potomac Yard, L.C., Comstock Station View, L.C. (collectively, the “Borrowers”) and Comstock Homebuilding Companies, Inc. (the “Company” or the “Guarantor”) entered into a First Amendment to Loan Agreement modifying its existing loan agreement (the “Modification”) with KeyBank National Association (the “Lender”) with respect to the $22.8 million outstanding principal under the Borrowers’ secured Potomac Yard and Station View project loan (the “Loan”). The key terms of the Modification adjust the interest rate to the higher of LIBOR plus 5.0% or the prime rate plus 2.0% subject to a LIBOR floor of 2.0%. In exchange, the Lender has agreed to increase the cash flow available to Borrowers from the Potomac Yard project through adjusted unit release provisions by providing Borrowers fifteen percent (15%) of the net sales price of sold units on a retroactive basis for all units settled on and after July 1, 2009. The unrestricted use by Borrower of a portion of the adjusted unit release proceeds is subject to the occurrence of certain conditions subsequent, and continued accelerated releases for the sale of future units is subject to the occurrence of additional conditions subsequent, including the restructuring of certain of the Guarantor’s unsecured indebtedness and meeting a cumulative minimum sales requirement of nine (9) units per quarter (the “Modification Covenants”). Failure to meet the Modification Covenants will not result in an event of default but may result in a reversion of the unit release provisions whereby the Lender will have the right to apply all of the net sales price of sold units to principal curtailment in accordance with the original Loan documents. The Modification also modified the release provisions for the Station View project; allowing for additional monies from the net sales price of the bulk sale of the Station View project, under contract on a contingent sale basis, to be made available to Borrower for the repayment of certain select indebtedness of the Borrowers and Guarantor, subject to a minimum release price to be paid to the Lender. The Modification also provided that any deficiency notes evidencing the unsecured indebtedness issued by the Company in satisfaction of foreclosure deficiencies from other lenders be fully subordinate to the Loan.

On November 2, 2009, the Company issued a press release announcing the Modification. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc. dated November 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2009

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/S/ CHRISTOPHER CLEMENTE
Christopher Clemente,
Chief Executive Officer